As filed with the Securities and Exchange Commission on August 4, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
K-TRON INTERNATIONAL, INC.
(Exact name of issuer as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1759452 (I.R.S. Employer Identification No.)
Routes 55 and 553
Pitman, New Jersey 08071-0888
(Address of principal executive offices)
K-Tron International, Inc. 2006 Equity Compensation Plan
(Full title of the plan)
EDWARD B. CLOUES, II
Chairman and Chief Executive Officer
K-Tron International, Inc.
Routes 55 and 553
Pitman, New Jersey 08071-0888
(Name and address of agent for service)
(856) 589-0500
(Telephone number, including area code, of agent for service)
Copy to:
JOANNE R. SOSLOW, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price Per	Aggregate Offering	Amount of
to be Registered	to be Registered (1)	Share (2)	Price (3)	Registration Fee (4)
Common stock, par value $0.01 per share	200,000	$51.20	$10,239,000	$1,096

(1)	This registration statement covers shares of common stock of K-Tron International, Inc. (the “Registrant”) to be issued pursuant to the K-Tron International, Inc. 2006 Equity Compensation Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act.

(2)	The maximum offering price per share has been calculated pursuant to Rule 457(h) and (c) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of our common stock as reported on The NASDAQ Stock Market LLC on August 3, 2006.

(3)	Associated with each share of common stock is the preferred stock purchase right, par value $0.01 per share, or the “Rights”, which entitles the holder to purchase from the Registrant one one-hundredth of a share of the Registrant’s Series B Junior Participating Preferred Stock, par value $0.01 per share, pursuant to the Rights Agreement, dated as of October 16, 2001, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent. The Rights do not carry a separate purchase price or necessitate an additional filing fee.

(4)	Calculated pursuant to Section 6(b) of the Securities Act and Securities and Exchange Commission (the “Commission”) Rule 457(h) promulgated under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*
     * The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees and directors as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents, as filed by the Registrant with the Commission, are incorporated by reference in this registration statement and made a part hereof:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2006;
(c) The Registrant’s Current Reports on Form 8-K dated March 8, 2006, March 10, 2006, May 10, 2006, May 18, 2006 and June 20, 2006;
(d) The description of the Common Stock of the Registrant contained in a registration statement filed on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on March 19, 1981, including any amendment or report filed for the purpose of updating such description; and
(e) The description of the Rights contained in a registration statement on Form 8-A under the Exchange Act, filed on October 18, 2001, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
     The by-laws of the Registrant generally provide for the mandatory indemnification of directors, officers and other corporate agents to the fullest extent permitted by the New Jersey Business Corporation Act, as amended (“NJBCA”), as do various indemnification agreements entered into by the Company and its directors and certain officers.
     The NJBCA generally provides that a New Jersey corporation has the power to indemnify a director, officer or other agent against his or her expenses and liabilities in connection with any proceedings involving the director, officer or agent by reason of his or her being or having been such a director, officer or agent other than proceedings by or in the right of the corporation, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director, officer or agent had no reasonable cause to believe that his or her conduct was unlawful.
     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director, officer or agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise; provided that no indemnification shall be made to or on behalf of a director, officer or agent if a judgment or other final adjudication adverse to the director, officer or agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director, officer or agent of an improper personal benefit.
     In addition, the Registrant’s Restated Certificate of Incorporation, as amended, provides that directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Registrant or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.
     The Registrant has purchased a Directors’ and Officers’ indemnity insurance policy.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (Filed as Exhibit 3.1 to our annual report on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference)

4.2	By-laws of the Registrant, as amended (Filed as Exhibit 3.2 to our annual report on Form 10-K for the year ended December 29, 2001 and incorporated herein by reference)

4.3	K-Tron International, Inc. 2006 Equity Compensation Plan (Filed as Exhibit 10.1 to our current report on Form 8-K dated June 20, 2006 and incorporated herein by reference)

5.1	Opinion of Morgan, Lewis & Bockius LLP

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page hereof)

Item 9.	Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) If the Registrant is relying on Rule 430B:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pitman, New Jersey on August 4, 2006.

K-TRON INTERNATIONAL, INC.
By:	/s/ Edward B. Cloues, II
Edward B. Cloues, II
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
     Each person in so signing also makes, constitutes and appoints Edward B. Cloues, II, Chairman and Chief Executive Officer of K-Tron International, Inc., and Ronald R. Remick, Senior Vice President, Chief Financial Officer and Treasurer of K-Tron International, Inc., and each of them acting alone, as his true and lawful attorneys-in-fact, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this registration statement.

Signature	Title	Date
/s/ Edward B. Cloues, II	Chief Executive Officer (principal executive officer) and Chairman of the Board of Directors	August 4, 2006
Edward B. Cloues, II

/s/ Ronald R. Remick	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	August 4, 2006
Ronald R. Remick

/s/ Alan R. Sukoneck	Vice President, Chief Accounting and Tax Officer (principal accounting officer)	August 4, 2006
Alan R. Sukoneck

/s/ Norman Cohen	Director	August 4, 2006
Norman Cohen

/s/ Robert A. Engel	Director	August 4, 2006
Robert A. Engel

/s/ Edward T. Hurd	Director	August 4, 2006
Edward T. Hurd

/s/ Richard J. Pinola	Director	August 4, 2006
Richard J. Pinola

K-TRON INTERNATIONAL, INC.
EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (Filed as Exhibit 3.1 to our annual report on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference)

4.2	By-laws of the Registrant, as amended (Filed as Exhibit 3.2 to our annual report on Form 10-K for the year ended December 29, 2001 and incorporated herein by reference)

4.3	K-Tron International, Inc. 2006 Equity Compensation Plan (Filed as Exhibit 10.1 to our current report on Form 8-K dated June 20, 2006 and incorporated herein by reference)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page hereof)